                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SPIEKER PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            SPIEKER PROPERTIES, INC.
                              2180 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025

April 16, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Spieker Properties, Inc., a Maryland corporation (the "Company"), to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, on June 10, 1997, at 10:30 a.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the matters expected to be acted upon at the meeting. We urge you to review these materials carefully.

     Please use this opportunity to take part in the Company's affairs by voting on the business to be presented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED YOUR PROXY CARD.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Warren E. Spieker, Jr.

                                          WARREN E. SPIEKER, JR.

                                          Chairman of the Board and
                                          Chief Executive Officer

                            SPIEKER PROPERTIES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1997

                            ------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of Spieker Properties, Inc., a Maryland corporation (the "Company"), will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, on June 10, 1997, at 10:30 a.m., local time, to consider and vote upon the following proposals:

          1. To elect three directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and qualified: Warren E. Spieker, Jr., Richard J. Bertero, and Harold M. Messmer, Jr. as Class I directors for a three-year term.

        2. To ratify and approve amendments to the Company's 1993 Stock Incentive Plan.

          3. To ratify the retention of Arthur Andersen LLP as the independent auditors for the Company for the year ending December 31, 1997.

          4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on April 3, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          /s/ Warren E. Spieker, Jr.
                                          WARREN E. SPIEKER, JR.

                                          Chairman of the Board and
                                          Chief Executive Officer

Menlo Park, California
April 16, 1997

                               MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 16, 1997

                            SPIEKER PROPERTIES, INC.
                              2180 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished to stockholders of Spieker Properties, Inc., a Maryland corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on June 10, 1997, at 10:30 a.m., local time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, and any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Ms. Sara H. Reynolds, the Company's Secretary) a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock, par value $0.0001 per share (the "Common Stock"). The Company may use the services of D.F. King & Co., Inc., 77 Water Street, 20th Floor, New York, New York 10005 to assist in soliciting proxies and, in such event, the Company expects to pay approximately $8,000 for such services. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors, and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

     The presence at the Annual Meeting, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Holders of the Company's Common Stock and Series A Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"), are entitled to vote at the Annual Meeting. The close of business on April 3, 1997 (the "Record Date") has been fixed as the record date for determining the holders of shares of Common Stock and Series A Preferred Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 43,461,423 shares of Common Stock outstanding. The holders of the Series A Preferred Stock have the right to one vote for each share of Common Stock into which such Series A Preferred Stock can be converted and are entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. As of the Record Date, there were 1,000,000 shares of Series A Preferred Stock outstanding, which are convertible into 1,219,512 shares of Common Stock.

     Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. The New York Stock Exchange permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on the matters of the type contained in Proposal Nos. 2 and 3. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the three nominees for director named below and FOR Proposal Nos. 2 and 3.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table sets forth the beneficial ownership of shares of Common Stock as of the Record Date for (i) each director and each of the executive officers named in the Summary Compensation Table below, (ii) all directors and such executive officers of the Company as a group, and (iii) each person known by the Company to hold more than 5% of the outstanding shares of the Company's Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.

                                                                                                      PERCENTAGE OF
                                                                                                         SHARES
                                                               PERCENTAGE OF                           OUTSTANDING
                                                                  SHARES         PERCENTAGE OF          ASSUMING
                                                                OUTSTANDING    SHARES OUTSTANDING     CONVERSION OF
                                                                 ASSUMING           ASSUMING            OPERATING
                                AMOUNT AND                     CONVERSION OF     CONVERSION OF      PARTNERSHIP UNITS
                                NATURE OF     PERCENTAGE OF      SERIES A          OPERATING          AND SERIES A
NAME AND BUSINESS ADDRESS OF    BENEFICIAL        SHARES         PREFERRED        PARTNERSHIP           PREFERRED
BENEFICIAL OWNER               OWNERSHIP(1)   OUTSTANDING(2)     STOCK(3)           UNITS(4)            STOCK(5)
------------------------------ ------------   --------------   -------------   ------------------   -----------------
Warren E. Spieker, Jr.(6)(7)..   2,609,143          5.7%            5.5%               5.1%                5.0%
John K. French(6)(8)..........     632,627          1.4             1.4                1.2                 1.2
Dennis E. Singleton(6)(9).....     724,944          1.6             1.6                1.4                 1.4
Craig G. Vought(6)(10)........     171,469           *               *                  *                   *
Richard J. Bertero(6)(11).....       4,250           *               *                  *                   *
Harold M. Messmer, Jr.(6)(12).      58,650           *               *                  *                   *
David M. Petrone(6)(11).......       7,250           *               *                  *                   *
William S. Thompson,
  Jr.(6)(13)..................       6,750           *               *                  *                   *
All directors and executive
  officers as a group (eight
  persons)(14)................   4,215,083          8.9             8.7                8.3                 8.1
Cohen & Steers Capital
  Management, Inc.(15)........   3,753,500          8.6             8.4                7.4                 7.2
The Equitable Companies
  Incorporated(16)............   2,411,506          5.5             5.4                4.8                 4.6
Smith Barney Holdings,
  Inc.(17)....................   2,373,355          5.5             5.3                4.7                 4.6
Annenberg Trust(18)...........   2,069,512          4.8             4.6                4.1                 4.0

---------------
   * Less than 1%

 (1) In consideration of the contributions of their interests in the Company's original properties as part of the formation of the Company in 1993, Mr. Spieker, certain officers of the Company, and one other individual retained beneficial ownership of limited partnership interests in Spieker Properties, L.P., a California limited partnership (the "Operating Partnership") in which the Company has a general partnership interest. The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the First Amended and Restated Agreement of Limited Partnership of Spieker Properties, L.P., which was adopted in February 1995 by the Company as general partner and by the limited partners of the Operating Partnership, the partnership interests are expressed as partnership units based upon an exchange ratio of one partnership unit for one share of the Company's Common Stock, which exchange ratio is subject to modification based upon certain events.

 (2) Assumes conversion of only the partnership units in the Operating Partnership or shares of Series A Preferred Stock owned by such person into shares of Common Stock and includes only shares of Common Stock subject to options held by such person that are exercisable within 60 days of the Record Date. The total number of shares outstanding used in calculating this percentage assumes that none of the partnership units or Series A Preferred Stock held by other persons are converted into shares of Common Stock. The total number of shares outstanding used in calculating this percentage excludes the number of shares of Common Stock subject to options held by other persons that are exercisable within 60 days of the Record Date.

 (3) Assumes conversion of all outstanding shares of Series A Preferred Stock into shares of Common Stock and includes only shares of Common Stock subject to options held by such person that are exercisable within 60 days of the Record Date. The total number of shares outstanding used in calculating this percentage excludes the number of shares of Common Stock subject to options held by other persons that are exercisable within 60 days of the Record Date and excludes the number of shares of Common Stock issuable upon conversion of partnership units in the Operating Partnership held by other persons.

 (4) Assumes conversion of all outstanding partnership units in the Operating Partnership (other than partnership units held by the Company) into shares of Common Stock and includes only shares of Common Stock subject to options held by such person that are exercisable within 60 days of the Record Date. The total number of shares outstanding used in calculating this percentage excludes the number of shares of Common Stock subject to options held by other persons that are exercisable within 60 days of the

     Record Date and excludes shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock held by other persons.

 (5) Assumes conversion of all outstanding shares of Series A Preferred Stock and all outstanding partnership units in the Operating Partnership (other than partnership units held by the Company) into shares of Common Stock and includes only shares of Common Stock subject to options held by such person that are exercisable within 60 days of the Record Date. The total number of shares outstanding used in calculating this percentage excludes the number of shares of Common Stock subject to options held by other persons that are exercisable within 60 days of the Record Date.

 (6) The business address of such person is 2180 Sand Hill Road, Menlo Park, California 94025.

 (7) Includes 2,401,193 shares of Common Stock that may be issued upon the conversion of all of Mr. Spieker's partnership units in the Operating Partnership, 102,500 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 1,450 shares of Common Stock owned by Mr. Spieker's wife and children and deemed beneficially owned by Mr. Spieker. In March 1997, Mr. Spieker donated approximately $1.4 million in value of Common Stock owned by him to charitable organizations and schools and he intends to donate up to $1.5 million in value of Common Stock owned by him each year for the next four years to charitable organizations.

 (8) Includes 535,427 shares of Common Stock that may be issued upon conversion of all of Mr. French's partnership units in the Operating Partnership and 92,500 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

 (9) Includes 627,044 shares of Common Stock that may be issued upon the conversion of all of Mr. Singleton's partnership units in the Operating Partnership, 87,500 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 900 shares of Common Stock held by Mr. Singleton as custodian for his children. Mr. Singleton may be deemed to have beneficial ownership of such 900 shares.

(10) Includes 105,969 shares of Common Stock that may be issued upon the conversion of all of Mr. Vought's partnership units in the Operating Partnership and 62,500 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(11) Includes 2,250 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date

(12) Includes 375 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 4,400 shares of Common Stock held by Mr. Messmer, as custodian for his children. Mr. Messmer disclaims beneficial ownership of such 4,400 shares.

(13) Includes 2,250 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 1,500 shares of Common Stock held by Mr. Thompson for his children. Mr. Thompson disclaims beneficial ownership of such 1,500 shares.

(14) Includes 3,669,663 shares of Common Stock that may be issued upon the conversion of partnership units in the Operating Partnership owned by Messrs. Spieker, Singleton, French, and Vought and 352,125 shares of Common Stock subject to options that are exercisable in the aggregate by all the directors and executive officers within 60 days of the Record Date.

(15) Share amounts as reported on Schedule 13G filed with the Securities and Exchange Commission on September 9, 1996. Address: 757 Third Avenue, New York, New York 10017. Cohen & Steers Capital Management, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 (the "Investment Act"), has the sole power to vote or direct the vote of 3,211,400 of such shares and sole dispositive power over 3,753,500 shares of Common Stock.

(16) Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 1997. Address: 787 Seventh Avenue, New York, New York 10019. Includes (i) 88,400 shares owned by The Equitable Life Assurance Society of the United States, a majority owned subsidiary of The Equitable Companies Incorporated, which is deemed to have the shared power to vote all of such shares and the sole power to dispose of all such shares, (ii) 2,150,500 shares owned by Alliance Capital Management, L.P., a subsidiary of The Equitable Companies Incorporated, which holds such shares for investment advisory clients and is deemed to have the sole power to vote of 2,146,700 shares and the sole to dispose of all such shares, (iii) 171,527 shares owned by Donaldson, Lufkin & Jenrette Securities Corporation, a subsidiary of The Equitable Companies Incorporated, which holds such shares for investment advisory clients and is deemed to have the shared power to dispose of all such shares, and (iv) 1,079 shares owned by Wood, Struthers & Winthrop Management Corp., a subsidiary of The Equitable Companies Incorporated, which holds such shares for investment advisory clients and is deemed to have the sole power dispose of all such shares. Five French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group, and AXA, a French corporation, may each be deemed to be a parent company of The Equitable Companies Incorporated, and may also be deemed to beneficially own such shares.

(17) Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 3, 1997. Address: 388 Greenwich Street, New York, New York 10013. Smith Barney Holdings, Inc. may be deemed to beneficially own such shares by virtue of the beneficial ownership by certain of its wholly-owned subsidiaries, which share power to vote and to dispose of all of such shares. The Travelers Inc., as the parent company of Smith Barney Holdings, Inc., may also be deemed to beneficially own such shares. The address of The Travelers Inc. is 388 Greenwich Street, New York, New York 10013.

(18) Share amount as reported on Schedule 13D filed with the Securities and Exchange Commission and dated January 21, 1997. Address: St. Davids Center, Suite A-200, 150 Radnor-Chester Road, St Davids, Pennsylvania 19087. Includes 850,000 shares of Common Stock and 1,219,512 shares of Common Stock issuable upon conversion of 1,000,000 shares of the Company's Series A Preferred Stock held by Walter H. Annenberg, as trustee of the Annenberg Trust. One hundred percent (100%) of the Company's Series A Preferred Stock is held by Walter H. Annenberg, as trustee of the Annenberg Trust.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation divides the Company's Board of Directors into three classes. The members of each class of directors serve staggered three-year terms and continue in office until their respective terms expire and until their successors are duly elected and qualified.

     At the Annual Meeting, the stockholders will elect nominees Warren E. Spieker, Jr., Richard J. Bertero, and Harold M. Messmer, Jr. to serve as Class I directors. The Class I directors will serve until the Annual Meeting of Stockholders to be held in 2000 and until such directors' respective successors are elected or appointed and qualified or until any such director's earlier resignation or removal. The Board believes that each such nominee will stand for election and will serve if elected as a director. However, in the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company.

     The affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a director. For purposes of the election of directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

     Certain information about such nominees is furnished below.

     Warren E. "Ned" Spieker, Jr. Mr. Spieker has served as a Director of the Company since August 1993. Mr. Spieker is also the Chairman and Chief Executive Officer and oversees all of the Company's acquisition, development and financing activities, establishes corporate policy, and provides overall strategic direction for the Company. He began his career in the real estate industry in 1967 and joined Trammell Crow Company ("Crow") in 1970 as the managing partner of the Northwest region. Mr. Spieker has overseen the development of property in virtually all product categories including industrial buildings, suburban mid-rise and downtown high-rise office buildings, retail centers, residential lots, trade marts, elderly care facilities, apartments, condominiums, and hotels. During his partnership with Crow, Mr. Spieker oversaw or was responsible for the development or acquisition of 18,000,000 square feet of commercial space, and since that time has directed the growth of Spieker Properties, Inc. by an additional 20,000,000 square feet. Mr. Spieker received a Bachelor of Arts from the University of California at Berkeley. Mr. Spieker is a member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT").

     Richard J. Bertero. Mr. Bertero has served as a Director of the Company since December 1993. Mr. Bertero was associated with the RREEF Funds as a founding partner from 1975 until his retirement in 1992. At RREEF, he was instrumental in many aspects of RREEF's development over the years, including the acquisition and disposition of commercial properties and portfolio management. He served on RREEF's policy committee as well as on the investment committee. Prior to his employment at RREEF, Mr. Bertero had been associated with Coldwell Banker for ten years. Mr. Bertero is presently a partner in Hogland, Bogart & Bertero, a San Francisco Bay Area real estate firm. He is a graduate of the University of California at Berkeley.

     Harold M. Messmer, Jr. Mr. Messmer has served as a Director of the Company since December 1993. Mr. Messmer is Chairman and Chief Executive Officer of Robert Half International Inc. ("Robert Half"), the world's largest staffing services firm, specializing in professional personnel. Prior to joining Robert Half in 1985, Mr. Messmer was Chief Executive Officer of Cannon Mills Company, a member of the Office of the Chairman of Castle & Cooke, Inc. and served on the Castle & Cooke Board of Directors. He was formerly a partner of the law firm of O'Melveny & Myers. He currently serves on the Board of Directors of Airborne Freight Corporation and Health Care Property Investors, Inc. He is a graduate of Loyola University and the New York University School of Law.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and the executive officers as of the Record Date, including their ages.

                                                                                      DIRECTOR TERM
                                                                                 ------------------------
            NAME              AGE                    POSITION                    ELECTED     TERM EXPIRES
----------------------------  ----    ---------------------------------------    -------     ------------
Warren E. Spieker, Jr.......    52    Chairman of the Board and Chief              1994          1997
                                      Executive Officer
John K. French..............    52    Director, Executive Vice President and       1996          1999
                                      Chief Operating Officer
Dennis E. Singleton.........    52    Director, Executive Vice President and       1995          1998
                                      Chief Investment Officer
Craig G. Vought.............    36    Executive Vice President and Chief             --            --
                                      Financial Officer
Richard J. Bertero..........    57    Director                                     1994          1997
Harold M. Messmer, Jr.......    51    Director                                     1994          1997
David M. Petrone............    52    Director                                     1995          1998
William S. Thompson, Jr.....    51    Director                                     1996          1999

     Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1 Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

     John K. French. Mr. French has served as a Director of the Company since August 1993. Mr. French is also the Executive Vice President and Chief Operating Officer of the Company and is responsible for the Company's day-to-day operations including the leasing, marketing, and management of the Company's properties. In his capacity as Chief Operating Officer, Mr. French is responsible for the operating results of properties representing approximately 18,000,000 square feet. Mr. French has extensive experience in all aspects of development activities including land acquisition, entitlement process, design, construction, and marketing as well as the management of teams of people involved in the development process. Since joining the Company's predecessor in 1974, Mr. French has overseen the development and acquisition of more than 70 properties representing over 8,000,000 square feet of commercial property in Northern California and Idaho. Prior to graduate school, Mr. French served as a Captain and Naval Aviator in the U.S. Marine Corps. He received a Bachelor of Arts from Harvard College and a Masters in Business Administration from Harvard Graduate School of Business Administration.

     Dennis E. Singleton. Mr. Singleton has served as a Director of the Company since August 1993. Mr. Singleton is also the Executive Vice President and Chief Investment Officer of the Company and is responsible for overall management and control of the Company's acquisition, development, and divestment activities, including the development and implementation of the Company's strategic growth plans. Since joining the Company's predecessor in 1972, Mr. Singleton has overseen the development and acquisition of more than 20,000,000 square feet of commercial properties representing more than $1.5 billion in cost. Mr. Singleton received a Bachelor of Science from Lehigh University and a Masters in Business Administration from Harvard Graduate School of Business Administration.

     Craig G. Vought. Mr. Vought is Executive Vice President and Chief Financial Officer of the Company and is responsible for the overall management and control of all of the Company's financial matters and capital market activities. In this capacity, he has been responsible for raising over $1.8 billion of capital for the Company in various public and private markets. He is also responsible for investor relations, legal affairs, human resources, and MIS. Mr. Vought joined the Company's predecessor in 1986. In addition to his financial experience, Mr. Vought has been responsible for development of nearly 1,000,000 square feet of commercial property in Northern California. Previously, he held positions at Chase Manhattan Bank and E.F. Hutton. Mr. Vought received a Bachelor of Arts from Trinity College and a Masters in Business Administration from The Wharton School of Business.

     David M. Petrone. Mr. Petrone has served as a Director of the Company since December 1993. Mr. Petrone is Chairman of Housing Capital Company. Until 1992, Mr. Petrone was Vice-Chairman of Wells Fargo and Company. Mr. Petrone was previously President and CEO of Wells Fargo Realty Advisors as well as President and CEO of Wells Fargo Mortgage and Equity Trust, a publicly held REIT with assets of $500,000,000. During his tenure with Wells Fargo he also became the head of wholesale banking as well as its senior lending officer. Mr. Petrone serves on the Board of Directors of Jacobs Engineering and Health Science Properties, Inc. He received a Bachelor of Science and a Masters in Business Administration from the University of Oregon where he serves as trustee.

     William S. Thompson, Jr. Mr. Thompson has served as a Director of the Company since December 1993. Mr. Thompson is a Managing Director and Chief Executive Officer of Pacific Investment Management Company ("PIMCO"). In addition, he serves as Chairman of the Operating Board of PIMCO Advisors L.P., a NYSE listed master limited partnership. He joined the firm in April 1993 after an 18-year career with Salomon Brothers. Prior to joining PIMCO, Mr. Thompson was a Managing Director of Salomon Brothers with assignments in Chicago, San Francisco and Tokyo. A native of St. Louis, Missouri, Mr. Thompson graduated from the University of Missouri with a Bachelor of Science in Civil Engineering and from Harvard Business School with a Masters in Business Administration. Subsequently, he served in the U.S. Army and Army Reserves, where he attained the rank of Captain.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1996, the Board held nine meetings. Each director attended greater than 75% of the meetings of the Board (whether in person or telephonically) and meetings of committees of the Board on which he served, held during the period of time he served as director during 1996, except for Mr. Messmer.

     The Board has standing Audit, Compensation, and Stock Incentive Plan Committees. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board will consider recommendations from stockholders, which should be addressed to Sara H. Reynolds, the Company's Secretary, at the Company's address set forth above.

     The Audit Committee consists of David M. Petrone and William S. Thompson, Jr. The Audit Committee recommends the appointment of the firm of certified public accountants to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews audit reports, takes such action as may be deemed appropriate with respect to such audit reports, and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. The Audit Committee met twice during 1996.

     The Compensation Committee consists of Richard J. Bertero, Harold M. Messmer, Jr., and Warren E. Spieker, Jr. The Compensation Committee establishes and reviews annually the Company's general compensation policies applicable to the Company's executive officers, reviews and approves the level of compensation of the Chief Executive Officer and other executive officers of the Company, reviews and advises the Board concerning the performance of the Chief Executive Officer and other employees whose compensation is within the review jurisdiction of the Compensation Committee, reviews and advises the Board concerning regional and industry-wide compensation practices and trends, and recommends benefit plans from time to time. The Compensation Committee met three times during 1996.

     The Stock Incentive Plan Committee consists of Richard J. Bertero and Harold M. Messmer, Jr. The Stock Incentive Plan Committee administers the Spieker Properties, Inc. 1993 Stock Incentive Plan and reports to the Board of Directors regarding that plan from time to time, or whenever called upon to do so. The Stock Incentive Plan Committee met twice during 1996.

COMPENSATION OF DIRECTORS

     Each of the independent directors receives an annual fee of $18,000, a meeting fee of $1,000 for each Board of Directors meeting attended, and reimbursement of expenses incurred in attending meetings. Directors who also are officers or employees of the Company do not receive any such director fees.

     Pursuant to the Spieker Properties, Inc. 1993 Directors' Stock Option Plan, each independent director, upon joining the Board, receives an initial grant of options to purchase 2,500 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock at the date of the grant of such options. Each such director who is serving as such on December 31 of each calendar year thereafter, and who has served as such for more than one year, will automatically receive an annual grant of options to purchase 4,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock at the date of the grant of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee and Stock Incentive Plan Committee were formed in December 1993. The members of the Company's Compensation Committee are Messrs. Bertero, Messmer, and Spieker. The members of the Stock Incentive Plan Committee are Messrs. Bertero and Messmer. No interlocking relationship existed in 1996 or presently exists between any member of the Company's Compensation Committee or its Stock Incentive Plan Committee and any member of the Board of Directors or compensation committee of any other corporation. Certain transactions and relationships between the Company and certain of its officers and directors are set forth below in the section entitled "Certain Relationships and Related Transactions."

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION

     The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer and the other executive officers of the Company as of December 31, 1996 (collectively, the "Named Executive Officers") for the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                               LONG-TERM COMPENSATION
                                                             --------------------------
                                  ANNUAL COMPENSATION        RESTRICTED
                             -----------------------------     STOCK           STOCK          ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY($)      BONUS($)   AWARDS($)       OPTIONS(#)    COMPENSATION($)
---------------------------  ----  ---------      --------   ----------      ----------    ---------------
Warren E. Spieker, Jr......  1996  $ 225,000            --           --        380,000(2)      $ 5,000(3)
  Chairman of the Board and  1995    225,000            --    $ 100,000(4)      80,000(5)        6,350(6)
  Chief Executive Officer    1994    225,000            --           --         80,000(7)        6,350(8)

John K. French(9)..........  1996    225,000      $175,000           --        245,000(2)        5,000(3)
  Director, Executive Vice   1995    200,000       100,000           --         40,000(5)        6,350(6)
  President and Chief        1994    200,000            --           --         80,000(7)        6,350(8)
  Operating Officer

Dennis E. Singleton........  1996    200,000       100,000           --        130,000(2)        5,000(3)
  Director, Executive Vice   1995    200,000        75,000           --         20,000(5)        6,350(6)
  President and Chief        1994    200,000            --           --         80,000(7)        1,350(8)
  Investment Officer

Craig G. Vought(10)........  1996    200,000       150,000           --        245,000(2)        5,000(3)
  Executive Vice President   1995    130,000(11)   150,000       75,000(12)     20,000(5)        6,350(6)
  and Chief Financial
     Officer

---------------
 (1) Of the options granted to Mr. Spieker in 1996, 260,000 shares are subject to approval of Proposal No. 2 by the stockholders of the Company.

 (2) Nonqualified stock options to acquire shares of Common Stock were granted in October 1996 and December 1996 at an exercise price equal to $29.25 per share and $31.625 per share, respectively.

 (3) Amounts represent the Company's contributions to the Company's 401(k) Retirement Plan.

 (4) Represents the fair market value of 4,000 shares of restricted Common Stock on the date of grant (January 26, 1996), based upon the closing price on that date of the Company's Common Stock of $25.00. As of December 31, 1996, the fair market value of the 4,000 shares of restricted Common Stock was $144,000, based upon the closing price on that date of the Company's Common Stock of $36.00 per share. Twenty-five percent of restricted Common Stock vests one year after grant and an additional 25% vests each year thereafter.

 (5) Nonqualified stock options to acquire shares of Common Stock were granted in January 1996 at an exercise price equal to $25.00 per share for services performed during 1995.

 (6) Amounts represent the Company's contributions to the Company's 401(k) Retirement Plan of $5,000 and profit sharing contributions of $1,350.

 (7) Nonqualified stock options to acquire shares of Common Stock were granted in January 1995 at an exercise price equal to $20.50 per share for services performed during 1994.

 (8) Amounts represent the Company's contributions to the Company's 401(k) Retirement Plan of $5,000 each for Messrs. Spieker and French and profit sharing contributions of $1,350 each for Messrs. Spieker, French, and Singleton.

 (9) Of the options granted to Mr. French in 1996, 85,000 shares are subject to approval of Proposal No. 2 by the stockholders of the Company.

(10) Of the options granted to Mr. Vought in 1996, 65,000 shares are subject to approval of Proposal No. 2 by the stockholders of the Company.

(11) Mr. Vought became Chief Financial Officer of the Company in July 1995. The amount represents salary paid to Mr. Vought during the entire fiscal year.

(12) Represents the fair market value of 3,000 shares of restricted Common Stock on the date of grant (January 26, 1996), based upon the closing price on that date of the Company's Common Stock of $25.00. As of December 31, 1996, the fair market value of the 3,000 shares of restricted Common Stock was $108,000, based upon the closing price on that date of the Company's Common Stock of $36.00 per share. Twenty-five percent of restricted Common Stock vests one year after grant and an additional 25% vests each year thereafter.

                       OPTION GRANTS FOR LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the Named Executive Officers under the Spieker Properties, Inc. 1993 Stock Incentive Plan (including stock option grants made in January 1996 for services performed during 1995).

                                         INDIVIDUAL OPTION GRANTS
                            ---------------------------------------------------
                                        NUMBER OF       % OF TOTAL
                                        SECURITIES     OPTIONS/SARS   EXERCISE
                                        UNDERLYING      GRANTED TO    PRICE PER
    NAME AND PRINCIPAL        GRANT    OPTIONS/SARS    EMPLOYEES IN     SHARE     EXPIRATION    GRANT DATE
         POSITION             DATE      GRANTED(#)     FISCAL YEAR    ($/SH)(1)      DATE      VALUATION(2)
--------------------------  ---------  ------------    ------------   ---------   ----------   ------------
Warren E. Spieker, Jr.....   12/11/96     300,000(4)       18.4%       $31.625      12/11/06    $1,485,000
  Chairman of the Board      10/01/96      80,000(4)        4.9          29.25      10/01/06       348,800
  and Chief Executive        01/26/96      80,000(5)        4.9          25.00      01/26/06       229,600
  Officer

John K. French(6).........   12/11/96     200,000(4)       12.3         31.625      12/11/06       990,000
  Director, Executive Vice   10/01/96      45,000(4)        2.8          29.25      10/01/06       196,200
  President and Chief        01/26/96      40,000(5)        2.5          25.00      01/26/06       114,800
  Operating Officer

Dennis E. Singleton.......   12/11/96     100,000(4)        6.1         31.625      12/11/06       495,000
  Director, Executive Vice   10/01/96      30,000(4)        1.8          29.25      10/01/06       130,800
  President and Chief        01/26/96      20,000(5)        1.2          25.00      01/26/06        57,400
  Investment Officer

Craig G. Vought(7)........   12/11/96     200,000(4)       12.3         31.625      12/11/06       990,000
  Executive Vice President   10/01/96      45,000(4)        2.8          29.25      10/01/06       196,200
  and Chief Financial        01/26/96      20,000(5)        1.2          25.00      01/26/06        57,400
     Officer

---------------
(1) Exercise price of such options is 100% of the closing price of the Common Stock on the date of the grant.

(2) Calculated using the binomial pricing model. The assumptions used in determining the present value of an option using this methodology are as follows. For the grant dated January 26, 1996: option term of 10 years; risk-free rate of 5.5%; 0.1708 volatility since the initial public offering; 6.9% dividend yield; and a 3% reduction factor for the risk of forfeiture due to vesting restrictions. For the grant dated October 1, 1996; option term of 10 years; risk-free rate of 6.4%; 0.1708 volatility since the initial public offering; 5.9% dividend yield; and a 3% reduction factor for the risk of forfeiture due to vesting restrictions. For the grant dated December 11, 1996: option term of 10 years; risk-free rate of 6.2%; 0.1708 volatility since the initial public offering; 5.4% dividend yield; and a 3% reduction factor for the risk of forfeiture due to vesting restrictions. The actual value, if any, that an executive officer may realize will depend on the excess of the market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the binomial pricing model, which is based on assumptions as to the variables of stock price volatility, future dividend yield, interest rates, etc.

(3) Of the options granted to Mr. Spieker in 1996, 260,000 shares are subject to approval of Proposal No. 2 by the stockholders of the Company.

(4) Twenty percent of such options become exercisable one year after grant and an additional 20% becomes exercisable each year thereafter.

(5) Twenty-five percent of such options become exercisable one year after grant and an additional 25% becomes exercisable each year thereafter.

(6) Of the options granted to Mr. French in 1996, 85,000 shares are subject to approval of Proposal No. 2 by the stockholders of the Company.

(7) Of the options granted to Mr. Vought in 1996, 65,000 shares are subject to approval of Proposal No. 2 by the stockholders of the Company.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     During the year ended December 31, 1996, the Company's Chief Executive Officer and the other Named Executive Officers did not exercise any of their stock options. The following table sets forth the number of shares of Common Stock covered by the stock options held by the Company's Chief Executive Officer and the other Named Executive Officers as of December 31, 1996.

                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                OPTIONS AT YEAR-END(#)            OPTIONS AT YEAR-END(1)
                                             -----------------------------     -----------------------------
       NAME AND PRINCIPAL POSITION           EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------------    -----------     -------------     -----------     -------------
Warren E. Spieker, Jr. ..................       62,500          520,000(2)      $ 968,750       $ 3,662,500
  Chairman of the Board and Chief
  Executive Officer
John K. French...........................       62,500          345,000(3)        968,750         2,548,750
  Director, Executive Vice President and
  Chief Operating Officer
Dennis E. Singleton......................       62,500          210,000           968,750         1,790,000
  Director, Executive Vice President and
  Chief Investment Officer
Craig G. Vought..........................       50,000          287,500(4)        775,000         1,747,500
  Executive Vice President and Chief
  Financial Officer

---------------
(1) Based on the closing price of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996 of $36.00, minus the exercise price, multiplied by the number of shares underlying the options.

(2) Of the options granted to Mr. Spieker in 1996, 260,000 shares are subject to approval of Proposal No. 2 by the stockholders of the Company.

(3) Of the options granted to Mr. French in 1996, 85,000 shares are subject to approval of Proposal No. 2 by the stockholders of the Company.

(4) Of the options granted to Mr. Vought in 1996, 65,000 shares are subject to approval of Proposal No. 2 by the stockholders of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     For services performed in 1996, executive compensation consisted of base salary, bonuses and grants of stock options under the Company's 1993 Stock Incentive Plan.

     In December 1993, the Board of Directors established the Compensation and Stock Incentive Plan Committees of the Board of Directors (the "Committees"). The Compensation Committee has responsibility for developing, administering, and monitoring the compensation policies applicable to the Company's executive officers. The Stock Incentive Plan Committee has responsibility for administering the Company's 1993 Stock Incentive Plan, under which grants may be made to executive officers and other key employees.

     The Committees have retained the services of an independent compensation consultant to assist the Committees in their evaluation of the key elements of the Company's compensation program. The compensation consultant provides advice to the Committees with respect to competitive practices and the reasonableness of compensation paid to the executives of the Company. The Committees review surveys and other data supplied by the consultant in the course of their deliberations relating to compensation proposals.

The Committees believe that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the NAREIT Equity Index in the Stock Price Performance chart that compares stockholder returns. Some, but not all, of the companies included in the Stock Price Performance chart are included in the compensation surveys. The Committees review the available competitive data, evaluate the particular needs of the Company, and evaluate each executive's performance to arrive at a decision regarding compensation programs.

     Executive Compensation Philosophy. The Committees believe that a fundamental goal of the Company's executive compensation program should be to provide incentives to create value for the Company's stockholders. In addition, the Committees believe that the executive compensation program should attract, retain, and motivate a quality, performance-oriented management team. It should create a strong and direct link between Company stock performance and executive compensation. Executive total compensation levels should be positioned between the middle and upper quartiles of real estate development and REIT organizations of comparable size and organizational structure. Compensation should be weighted more on the variable components to allow for premium pay for superior financial results and below-average pay for below-average financial results. The program should create a significant and meaningful long-term incentive tied to the Company's long-term growth, financial success, and increasing stockholder value. For 1996, the Committees have placed a significant emphasis on the variable components resulting in 75% to 80% of the executive officers' total compensation derived solely on performance.

     Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Company's 1993 Stock Incentive Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation. In addition, the Committee believes that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation. The Committees' present intention is to qualify, to the extent reasonable, the substantial portion of the executive officers' compensation for deductibility under applicable tax laws. However, the Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible.

     Base Salaries. In general, the base compensation in 1996 for Mr. Spieker, Mr. French, and Mr. Singleton was established through the negotiation of employment agreements in 1993 between the Company and each such executive officer. The agreements' base compensation levels were set to compensate these officers for the functions they perform as well as to be consideration for certain non-competition provisions in the agreements. Such non-competition provisions prohibited, with certain limited exceptions, these officers, upon termination of employment by the Company with cause or by the executive officer without good reason, from engaging directly or indirectly in certain competing activities for a period of three years after the closing of the Company's initial public offering. These agreements also provided for a three-year term of employment for each executive officer, which term commenced in 1993. These agreements expired in November 1996 and there are no new agreements. Base salaries for all of the executive officers are reviewed annually and may be increased by the Compensation Committee in accordance with certain criteria determined primarily on the basis of growth in revenues and funds from operations ("FFO") per share of Common Stock and on the basis of certain other factors, which include (i) individual performance, (ii) the functions performed by the executive officer, and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight given such factors by the Compensation Committee may vary from individual to individual. The Compensation Committee, however, intends to reward executive officers for their achievements primarily through the short-term and long-term incentive compensation awards discussed below. With respect to base salaries, the Compensation Committee generally intends to target base salary levels at or below the 50th percentile of real estate development and REIT organizations of comparable size and organization structure. Actual base salary levels for 1996 for the executive officers fall between the lowest to middle quartiles.

     Short-Term Incentive Compensation Awards. All the Company's officers, including the executive officers, are eligible to participate in the short-term incentive plan. Each year, the Compensation Committee establishes a pool from which short-term incentive payments are made. In 1996, a maximum of $500,000 was reserved for the pool of executive officers, assuming stretch goals were achieved. Annual incentive awards are paid after assessing Company, division/unit, department, and individual performance. Payments for each individual are weighted differently among Company, division/unit, department, and individual performance objectives, depending on the position. The Chief Executive Officer's weighting is 100% on Company performance. The Executive Vice Presidents' weighting is 75% on Company performance and 25% on division or department performance. Company performance is measured on the basis of achieving targeted FFO objectives, which are reviewed and approved by the Committee. Division/unit performance is measured on stabilized contributions to FFO from new acquisitions and developments and the performance of existing property portfolio net rental income with consideration of individual market factors, capital expenditures, overhead costs, and other factors that may affect performance in any given year. Department performance measures are based on the achievement of specific strategic objectives of the Company. Individual performance measures are assessed in a subjective manner and may include Company leadership, tenant satisfaction, contributions to the Company as a whole, and community involvement. The Compensation Committee believes that a fixed compensation formula may not adequately reflect all aspects of the performance of the Company and of an individual executive officer. Therefore, the Committee has retained a high degree of flexibility in structuring the short-term incentive compensation plan to ensure that the longer-term interests of stockholders are considered. This allows the Committee annually to evaluate subjectively each executive officer's individual performance and contribution to the Company's overall financial and operational success. Minimum objectives are established for Company performance and such objectives basically represent a net FFO growth and cash dividend that will ensure a satisfactory return to stockholders. Generally, the Company portion of an award is not paid if such objectives are not achieved.

     The Compensation Committee determines the award for the Chief Executive Officer and approves the awards for other participants. The Chief Executive Officer, with the assistance of an internal committee, determines the awards for all other participants on the basis of their achievement of specific objectives and a subjective assessment of the individual's contributions. Bonus awards to executive officers for 1996 reflect excellent performance results during the year. Actual FFO growth exceeded preestablished target objectives and represented the upper quartile performance of other equity REITs.

     Long-Term Incentive Compensation Awards. The 1993 Stock Incentive Plan, which was approved by stockholders, is administered by the Stock Incentive Plan Committee. The 1993 Stock Incentive Plan provides for grants of nonqualified stock options, incentive stock options, restricted shares, dividend equivalents, performance shares, and performance units to key executives and employees of the Company. The stockholders are being asked at the Annual Meeting to approve certain amendments to the 1993 Stock Incentive Plan (see Proposal No. 2), which, if approved, will reflect the amendments promulgated by the Securities Exchange Commission ("SEC") to Rule 16b-3 and will add additional features to the 1993 Stock Incentive Plan. As part of the amendments to the Plan, stockholders are also requested to approve an increase in the maximum number of shares that may be granted to an employee during a calendar year from 200,000 shares to 500,000 shares (effective as of December 11, 1996). This provision will allow the Committees to continue to place greater weight on the variable components of pay that are most directly tied to stock performance and increases in stockholder value creation. If the amendment is not approved, then the Committees may determine that the value of the 1996 stock option grants in excess of the Plan's per employee maximum may be provided alternatively in cash, restricted shares, or other consideration. The Stock Incentive Plan Committee may make grants under the 1993 Stock Incentive Plan based on a number of factors, including (i) the executive officer's or key employee's position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group, and (v) individual contribution to the success of the Company's financial performance. In addition, the size, frequency, and type of long-term incentive grants will be determined on the basis of past granting practices, fair market value of the Company's stock, tax consequences of the grant to the individual and the Company, accounting impact, and the number of shares available for issuance. However, the plan does not provide any formulaic method for weighing these factors, and a decision to grant an award is based primarily upon the Committee's evaluation of the past as well as the future anticipated performance and responsibilities of each individual. Stock options generally are granted on an annual basis at 100% of current fair market value of the Company's stock and will only be of value to the executive officer or key employee if the stock price increases over time. The 1996 stock option grants reflect superior Company and individual performance. They also reflect the Company's compensation philosophy to place greater emphasis on the variable components of the compensation program. In 1996, the Company ranked number one in the industrial REIT sector and in the upper decile of all equity REITs with a total return to stockholders of 50.13%. The Company's annualized total return to stockholders since the initial public offering in 1993 has resulted in a 25.9% total return to stockholders, as compared to approximately 20.9% for the Standard & Poor's 500 and 17.7% for all equity REITs. The 1996 grants of options vest ratably at 20% to 25% per year after one year from the date of grant. In the event of a Change in Control, Corporate Transaction, or Subsidiary Disposition (each as defined by the Plan), all options become fully vested. No executive officer was granted restricted stock during 1996.

     Chief Executive Officer Compensation. The compensation of Warren E. Spieker, Jr. for fiscal 1996 was determined on the same general basis as discussed above for the executive officers. In 1996, Mr. Spieker received compensation based on the annual base salary amount of $225,000 set forth in his employment agreement. Mr. Spieker's base salary falls in the first (lowest) quartile of the compensation paid to chief executive officers of real estate development and REIT organizations of comparable size and organizational structure. In addition, Mr. Spieker chose to waive any short-term incentive compensation for 1996. Based on the Stock Incentive Plan Committee's criteria and the Company's excellent performance as described above, Mr. Spieker was awarded options to purchase 380,000 shares of Common Stock for 1996 performance. Mr. Spieker's base salary and award levels under the 1993 Stock Incentive Plan and the short-term incentive plan are reviewed annually. In 1996, the Company contributed $5,000 to Mr. Spieker's 401(k) account under the terms and conditions of that plan and made no profit sharing contributions in accordance with the new provisions of that plan. Mr. Spieker does not participate in or otherwise influence deliberations of the Committees relating to his compensation.

     Section 401(k) Plan. In 1994, the Company adopted a tax-qualified cash and deferred profit-sharing plan (the "401(k) Plan"). Under the 401(k) Plan, which covers all Company employees after they have completed 12 months of service, employees may reduce their current compensation by up to 15% of their total salary plus bonus, up to a maximum of $9,500 for the 1996 calendar year, and have the amount of the reduction contributed to the 401(k) Plan. The Company also contributes to the 401(k) Plan an additional amount equal to 5% of such employee's compensation or the maximum contribution allowable by law. In addition, the Company may make profit sharing and discretionary contributions at the end of each year. As of October 1, 1996, officers are excluded from participation in the profit sharing contribution by the Company. The employee's right to retain the Company's contributions vests at a rate of 20% per year beginning after twelve months of service. For fiscal year 1996, the Company made contributions to the 401(k) Plan of $20,000 to the Chief Executive Officer and the other Named Executive Officers.

STOCK INCENTIVE PLAN COMMITTEE                   COMPENSATION COMMITTEE
  OF THE BOARD OF DIRECTORS                        OF THE BOARD OF DIRECTORS
  Richard J. Bertero                               Richard J. Bertero
  Harold M. Messmer, Jr.                           Harold M. Messmer, Jr.
                                                   Warren E. Spieker, Jr.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock from November 30, 1993 through December 31, 1996 to the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Equity REIT Total Return Index prepared by NAREIT. The line graph starts at November 30, 1993 because the Equity REIT Total Return Index uses end-of-month values. The graph assumes that the value of the investment in the Company's Common Stock was $100 at November 30, 1993 and that all dividends were reinvested. The Common Stock's price on November 30, 1993 (on which the graph is based) was $19.50; the initial public offering price of the Common Stock on November 12, 1993 was $20.50. All of the information relating to the graph below was prepared by NAREIT.

     THE STOCKHOLDER RETURN SHOWN ON THE FOLLOWING GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS BEFORE CONSIDERATION OF INCOME TAXES.

                                           Spieker          NAREIT Equity
                                       Properties, Inc.         Index              S&P 500
30-Nov-93                               $100.00             $100.00             $100.00
31-Dec-94                                111.66              103.00              102.55
31-Dec-95                                148.62              118.72              140.94
31-Dec-96                                226.55              160.59              173.34

                             EMPLOYMENT AGREEMENTS

     The Company's Chief Executive Officer (Warren E. Spieker, Jr.) and two other Named Executive Officers (John K. French and Dennis E. Singleton) entered into noncompetition and employment agreements with the Company (the "Employment Agreements") in November 1993. The Employment Agreements prohibit, with certain limited exceptions, these individuals, upon termination of employment by the Company with cause or by the executive officer without good reason, from engaging directly or indirectly in the development, operation, management or leasing of any industrial, office, retail, research and development, or warehouse and distribution properties for a period of three years after the completion of the Company's initial public offering. The Employment Agreements also provide for a three-year term of employment for each of Messrs. Spieker, French, and Singleton. The Employment Agreements establish annual compensation of $225,000 for the Chief Executive Officer and $200,000 for the two other executive officers. The Employment Agreements expired in November 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company owns 95% of the non-voting preferred stock of Spieker Northwest, Inc. ("Spieker Northwest"), which provides fee management and other services for properties not owned by the Company, including certain properties in which Messrs. Spieker, French, and Singleton have ownership interests. The fees charged by Spieker Northwest for managing properties are comparable to the fees it charges for managing other properties. Messrs. Spieker, French, and Singleton own 100% of the voting stock of Spieker Northwest and the remaining 5% of the non-voting preferred stock. For the year ended December 31, 1996, Spieker Northwest had revenues of $1.3 million, which were mainly offset by operating expenses, and it did not pay any dividends on its common or preferred stock.

     At the time of the Company's 1993 initial public offering, the Company entered into land holding agreements ("Land Holding Agreements") with certain of its executive officers with respect to vacant land parcels in which such executive officers hold ownership interest. The Land Holding Agreements generally provide the Company with the option to purchase the land subject to the agreement for the lesser of a fixed price set forth in the Land Holding Agreement or the fair market value as determined by appraisal.

     During the second and third quarters of 1996, the Company acquired two land parcels pursuant to Land Holding Agreements. A 3.20 acre parcel of land located in Monterey, California in which Messrs. Spieker and French held ownership interests was acquired for a negotiated price of approximately $420,000, which was less than the fixed price set forth in the Land Holding Agreement. The Company acquired the land for the purpose of developing a 24,000 square foot office building at an estimated total cost of approximately $3.0 million. Construction of this development began during the second quarter of 1996. A 7.08 acre parcel of land located in Hayward, California in which Messrs. Spieker and Singleton held ownership interests was acquired for a negotiated price of approximately $1.2 million, which was less than the fixed price set forth in the Land Holding Agreement. The land was acquired for the purpose of developing a two-building, 118,056 square foot industrial project at a total estimated cost of approximately $6.5 million. Construction of this development began during the fourth quarter of 1996. These two land acquisitions were each approved by the independent directors of the Company.

                                 PROPOSAL NO. 2
                    RATIFICATION AND APPROVAL OF AMENDMENTS
                        TO THE SPIEKER PROPERTIES, INC.
                           1993 STOCK INCENTIVE PLAN

GENERAL

     The Company's stockholders are being asked to act upon a proposal to approve amendments to the Spieker Properties, Inc. 1993 Stock Incentive Plan (the "Stock Incentive Plan"). The proposed amendments to the Stock Incentive Plan will (i) reflect the amendments promulgated by the Securities and Exchange Commission (the "SEC") to Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3") applicable to the Stock Incentive Plan, (ii) address the rules or laws of foreign jurisdictions applicable to awards granted to residents therein,
(iii) permit awards to include an early exercise provision, (iv) increase the maximum number of shares with respect to which options may be granted during a calendar year to an employee of the Company from 200,000 shares of Common Stock to 500,000 shares (such amendment effective as of December 11, 1996), (v) provide for accelerated vesting and release of any restrictions on transfer and repurchase or forfeiture rights with respect to awards held by grantees who are employees or consultants of a subsidiary corporation of the Company that is the subject of a subsidiary disposition, and (vi) authorize the establishment under the plan of separate programs for the grant of particular forms of awards to one or more classes of grantees and programs to permit selected grantees to elect to defer the receipt of consideration payable under an award. The Company's executive officers have an interest in approval of this Proposal, as the Company granted options for 200,000 shares that are conditioned upon stockholder approval. If this Proposal No. 2 is not approved, these conditional options will be rescinded retroactive to the date of grant and the Compensation Committee may provide alternative compensation to such executive officers in the form of cash bonuses, restricted stock or other consideration.

     Many of the amendments to the Stock Incentive Plan correspond to recent amendments promulgated by the SEC to Rule 16b-3 applicable to the Stock Incentive Plan and generally give the Company more flexibility in administrating the Stock Incentive Plan. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain outstanding individuals who, by virtue of their ability and qualifications, make important contributions to the Company. The amendments to the Stock Incentive Plan enhance the Company's ability to provide officers and other key employees with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 2. For purposes of the vote on Proposal No. 2, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND
               APPROVAL OF AMENDMENTS TO THE STOCK INCENTIVE PLAN

THE STOCK INCENTIVE PLAN

     The following is a general description of the principal terms of the Stock Incentive Plan assuming stockholder approval and adoption of the proposed amendments and is qualified in its entirety by the terms of the Stock Incentive Plan, as amended by the proposed amendments, a copy of which is attached to this Proxy Statement as Exhibit A and is hereby incorporated by reference herein.

     General Description.  The Stock Incentive Plan provides for the grant of
(i) options to purchase a specified number of shares of Common Stock, (ii) dividend equivalent rights, (iii) restricted shares of Common Stock (the "Restricted Stock"), (iv) performance units earned upon the attainment of performance criteria, (v) performance shares denominated in shares of Common Stock and earned upon attainment of performance criteria, or (vi) other rights or benefits under the Stock Incentive Plan (collectively, the

"Awards"). The total number of shares available for grant under the Stock Incentive Plan is 9.9% of the number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal quarter of the Company reduced by the number of shares of Common Stock reserved for issuance under other stock compensation plans of the Company; provided that the maximum number of shares of Common Stock available for issuance under the Stock Incentive Plan will not be reduced in any quarter that the number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal quarter is less than the number of outstanding shares of Common Stock on the last day of any previous fiscal quarter. For purposes of calculating the number of outstanding shares of Common Stock, all classes of securities (including partnership units of Spieker Properties, L.P., the Company's Series A Preferred Stock, Class B Common Stock, Class C Common Stock, and all classes of convertible securities of the Company that may be issued in the future) that are convertible presently or in the future by the security holder into shares of Common Stock are deemed to be outstanding shares of Common Stock equal to the number of shares of Common Stock into which the securities are convertible presently or in the future. Notwithstanding the foregoing, the aggregate number of shares of Common Stock available for the grant of incentive stock options is 3,450,000 shares, and such number is not subject to quarterly adjustment. At the end of 1996, approximately 225 officers and key employees of the Company were eligible to participate in the Stock Incentive Plan.

     The maximum number of shares with respect to which options may be granted to an employee of the Company in one calendar year is 500,000 shares per individual (without stockholder approval, the maximum number of shares with respect to which options may be granted to an employee of the Company in one calendar year will remain at 200,000 shares). Of the options granted in 1996 subject to stockholder approval of this Proposal No. 2, options to purchase shares of Common Stock were granted to the following executive officers: Mr. Spieker, 260,000 shares; Mr. French, 85,000 shares; and Mr. Vought, 65,000 shares.

     Rule 16b-3 Amendments. The following summarizes the amendments to the Stock Incentive Plan to reflect the recent amendments promulgated by the SEC to Rule 16b-3 applicable to stock compensation plans generally. The Stock Incentive Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the plan administrator (the "Administrator"), defined as the Board or a committee designated by the Board (the "Committee"). The Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3, as recently amended. Without amendment of the Stock Incentive Plan, a Committee member is prevented from serving on the Committee, if during the one-year preceding appointment to the Committee, such member received a grant or award of equity securities under the Stock Incentive Plan.

     Under the Stock Incentive Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee; provided however that the grantee may designate a beneficiary of the grantee's incentive stock option in the event of the grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award agreement. Without stockholder approval, the prior limitations of Rule 16b-3 will apply to prohibit the transferability of all Awards granted under the Stock Incentive Plan.

     If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained shares shall become available for future grant or sale under the Stock Incentive Plan. Without amendment of the Stock Incentive Plan, such unissued or retained shares shall be treated as issued to the grantee and will generally thereafter not be available under the Stock Incentive Plan.

     The Board may at any time amend, suspend or terminate the Stock Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code of 1986, as amended (the "Code") the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company shall obtain stockholder approval of any Stock Incentive Plan amendment in such a manner and to such a degree as required. Without stockholder approval, the Board as required by Rule 16b-3 prior to its most recent amendment must obtain stockholder approval (i) to materially increase the benefits accruing to participants under the Stock Incentive Plan, (ii) to materially increase the number of shares of stock available under the Stock Incentive Plan, or (iii) to materially modify the eligibility requirements for participation in the Stock Incentive Plan.

     Other Terms and Amendments. Stock options granted under the Stock Incentive Plan may be either incentive stock options under the provisions of
Section 422 of the Code, or nonqualified stock options. Awards other than incentive stock options may be granted to employees, directors, and consultants. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. If approved by stockholders, Awards may be granted to such employees, directors, or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     The Stock Incentive Plan authorizes the Administrator to select the employees, directors and consultants of the Company or any affiliate to whom Awards may be granted and to determine the terms and conditions of any Award; however the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The Stock Incentive Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. Such price cannot be less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. The exercise price is generally payable in cash or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock or Restricted Stock valued at the fair market value on the date of the exercise of the option (in the case of Restricted Stock, the fair market value is determined without regard to the restrictions thereon).

     The Awards may be granted subject to vesting schedules specified in the agreements to be issued under the Stock Incentive Plan. The vesting schedule is accelerated and all Awards become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Subsidiary Disposition, each as defined in the Stock Incentive Plan. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent. In the event of a Change in Control or a Subsidiary Disposition, each Award shall remain exercisable until the expiration or sooner termination of the Award term. Without stockholder approval, outstanding awards in the event of a Corporate Transaction will not terminate and the Stock Incentive Plan will not provide Awards with the acceleration of vesting and release of restrictions on transfer and repurchase or forfeiture rights in the event of a Subsidiary Disposition. Subject to stockholder approval, the Stock Incentive Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award.

     Under the Stock Incentive Plan, the Administrator may establish one or more programs under the Stock Incentive Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the Stock Incentive Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees. Without stockholder approval, these programs may not be established under the Stock Incentive Plan.

     Certain Federal Tax Consequences. The following summarizes only the federal income tax consequences of stock options and Restricted Stock granted under the Stock Incentive Plan. State and local tax consequences may differ.

     The grant of a nonqualified stock option under the Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares will receive long- or short-term capital gain or loss treatment depending on whether the shares are held for more than twelve months following exercise. The Company does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same rates as ordinary income, except that the maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed is 28%. Special considerations apply to optionees who are reporting persons for purposes of Section 16(a) of the Exchange Act and such optionees should consult their tax advisors with respect to the tax treatment of such options.

     The grant of an incentive stock option ("ISO") under the Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances. If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more than twelve months. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee. The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

     The grant of Restricted Stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the shares will receive long- or short-term capital gain or loss treatment depending on whether the shares are held for more than twelve months. The Company does not receive a tax deduction for any such gain. Recipients of Restricted Stock may make an election under Internal Revenue Code
Section 83(b) to recognize as ordinary compensation income in the year that such Restricted Stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of ordinary income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long- or short-term capital gain. The Section 83(b) election must be made within thirty days from the time the Restricted Stock is issued.

     Effective January 1, 1994, the Internal Revenue Code was amended to impose a cap on the amount of executive compensation recognized by a corporation's Chief Executive Officer and its four other most highly compensated executive officers that the corporation may deduct, set at $1,000,000 per executive per year. To facilitate the Company's ability to continue to deduct in full all amounts of income recognized by such executive officers of the Company upon exercise of stock options, the plan imposes a per-employee share limitation of 500,000 shares per calendar year (without stockholder approval such per-employee share limitation will remain at 200,000).

                                 PROPOSAL NO. 3
               RATIFICATION OF RETENTION OF INDEPENDENT AUDITORS

     Arthur Andersen LLP has served as the Company's independent auditors since the Company's initial public offering in 1993 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 1997. In the event that ratification of this retention of auditors is not approved by the affirmative vote of a majority of the votes cast on the matter, then the appointment of independent auditors will be reconsidered by the Board of Directors. Unless marked to the contrary, proxies received will be voted FOR ratification of the retention of Arthur Andersen LLP as the independent auditors for the fiscal year ending December 31, 1997.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE RETENTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                            ENDING DECEMBER 31, 1997

                                 OTHER MATTERS

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") and New York Stock Exchange initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received, the Company believes that during its fiscal year ended December 31, 1996, all Reporting Persons complied with all applicable filing requirements, except with respect to units of partnership interests in Spieker Properties L.P. (the "Operating Partnership") contributed by individual limited partners of the Operating Partnership to the Company's Stock Incentive Pool and Merit Fund during the past three years, Messrs. Spieker, French, and Singleton each filed three Form 4 reports late and Mr. Vought filed one Form 4 report late.

     Stockholder Proposals. To be considered for presentation at the annual meeting of the Company's stockholders to be held in 1998, a stockholder proposal must be received by Sara H. Reynolds, Secretary, Spieker Properties, Inc., 2180 Sand Hill Road, Menlo Park, California 94025, no later than December 17, 1997.

     Other Matters. The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Warren E. Spieker, Jr.

                                          WARREN E. SPIEKER, JR.

                                          Chairman of the Board and
                                          Chief Executive Officer

April 16, 1997
Menlo Park, California

                                   EXHIBIT A

                            SPIEKER PROPERTIES, INC.

                           1993 STOCK INCENTIVE PLAN
                  (AMENDED AND RESTATED AS OF MARCH 12, 1997)

     1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Affiliates and to promote the success of the Company's business.

     2. Definitions.  As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any Committee appointed to administer the Plan.

          (b) "Affiliate" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds an ownership interest, directly or indirectly, including but not limited to Spieker Northwest, Inc. and Spieker Properties, L.P.

          (c) "Associate" shall have the respective meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

          (d) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

          (e) "Award" means the grant of an Option, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

          (f) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (g) "Board" means the Board of Directors of the Company.

          (h) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

             (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Company's outstanding securities, or

             (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

          (i) "Code" means the Internal Revenue Code of 1986, as amended.

          (j) "Committee" means any committee appointed by the Board to administer the Plan. For purposes of Awards granted prior to the adoption of this March 12, 1997 amendment and restatement of the Plan, references in such Awards to the "Committee" shall be construed to refer to the Administrator.

          (k) "Common Stock" means the common stock of the Company.

          (l) "Company" means Spieker Properties, Inc., a Maryland corporation.

          (m) "Consultant" means any person who is engaged by the Company or any Affiliate to render consulting or advisory services as an independent contractor and is compensated for such services.

          (n) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six
     (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

          (o) "Continuous Status as an Employee, Director or Consultant" means that the provision of services to the Company or an Affiliate in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence or (ii) transfers between locations of the Company or among the Company, an Affiliate, or any successor in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

          (p) "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

             (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

             (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

             (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

          (q) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

          (r) "Director" means a member of the Board.

          (s) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

          (t) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Affiliate of the Company for purposes of Section 422 of the Code.

          (u) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (v) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

          (w) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

          (x) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (y) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (z) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (aa) "Option" means a stock option granted pursuant to the Plan.

          (bb) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (cc) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

          (dd) "Performance Shares" means Shares or an award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

          (ee) "Performance Units" means an award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

          (ff) "Plan" means this 1993 Stock Incentive Plan, as amended and restated.

          (gg) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

          (hh) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (ii) "Share" means a share of the Common Stock.

          (jj) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (kk) "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

     3. Stock Subject to the Plan.

          (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Awards initially shall be two million (2,000,000) Shares, and commencing with the first business day of each fiscal quarter of the Company thereafter beginning with January 2, 1996, such maximum aggregate number of Shares shall be the number of Shares equal to 9.9% of the number of Shares outstanding as of the last day of the immediately preceding fiscal quarter reduced by the number of Shares reserved for issuance under other stock compensation plans of the Company, including but not limited to, the Company's 1993 Directors' Stock Option Plan, as amended; provided that the maximum aggregate number of Shares available for issuance under the Plan shall not be reduced in any quarter that the number of outstanding Shares on the last day of the immediately preceding fiscal quarter is less than the number of outstanding Shares on the last day of any previous fiscal quarter. For purposes of calculating the number of outstanding Shares, all classes of securities of the Company (including partnership units of Spieker Properties, L.P., the Company's Series A preferred stock, Class B common stock, Class C common stock, and all classes of securities of the Company that may be issued in the future) that are convertible presently or in the future by the security holder into Shares shall be deemed to be outstanding Shares equal to the number of Shares into which the securities are convertible presently or in the future. Notwithstanding the foregoing, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be three million four hundred fifty thousand (3,450,000) Shares, and such number shall not be subject to quarterly adjustment as described above. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          (b) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

          (a) Plan Administrator. The Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner to permit grants of Awards to Officers and Directors and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant Awards to Employees or Consultants who are neither Directors nor Officers of the Company and may limit such authority as the Board determines from time to time. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          (b) Powers of the Administrator. Except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

             (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

             (ii) to determine whether and to what extent Awards are granted hereunder;

             (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

             (iv) to approve forms of Award Agreement for use under the Plan;

             (v) to determine the terms and conditions of any Award granted hereunder;

             (vi) to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

             (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

             (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

             (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     6. Terms and Conditions of Awards.

          (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock or other securities issued by the Company or an Affiliate. Such awards include, without limitation, Options, Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

          (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

          (c) Conditions of Award. The Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

          (d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The

     Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

          (e) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

          (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

          (g) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Employee in any calendar year shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Employee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

          (h) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

          (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

          (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

          (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

     7. Award Exercise or Purchase Price, Consideration, Taxes and Reload
Options.

          (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

             (i) In the case of an Incentive Stock Option:

                (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (iv) In the case of other Awards, such price as is determined by the Administrator.

          (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

           (i) cash;

           (ii) check;

             (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

             (iv) surrender of Shares (or in the case of a Non-Qualified Stock Option, surrender of Restricted Stock provided that the Shares issued for the surrendered Restricted Stock shall be subject to the same restrictions on transfer, forfeiture provisions, repurchase rights, vesting provisions and performance criteria to which the surrendered Restricted Stock was subject unless otherwise determined by the Administrator) or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value (determined without regard to the restrictions on any surrendered Restricted Stock) on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

             (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

             (vi) any combination of the foregoing methods of payment.

          (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

          (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

     8. Exercise of Award.

          (a) Procedure for Exercise. Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement. An Award requiring exercise shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company.

          (b) Rights as a Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

          (c) Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

             (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

             (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

             (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

          (d) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

     9. Conditions Upon Issuance of Shares.

          (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock.

     11. Corporate Transactions/Changes in Control/Subsidiary Dispositions.

          (a) In the event of a Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent.

          (b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award. Each such Award shall remain so exercisable until the expiration or sooner termination of the applicable Award term.

          (c) In the event of a Subsidiary Disposition, each Award with respect to those Grantees who are at the time engaged primarily in Continuous Status as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Subsidiary Disposition, for all of the Shares at the time represented by such Award Each such Award shall remain so exercisable until the expiration or sooner termination of the Award term.

          (d) The portion of any Incentive Stock Option accelerated under this
     Section 11 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of
     Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

     12. Term of Plan. The Plan shall terminate with respect to the grant of Incentive Stock Options on December 13, 2003 unless sooner terminated.

     13. Amendment, Suspension or Termination of the Plan.

          (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

          (c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     14. Reservation of Shares.

          (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     16. Stockholder Approval. The Plan became effective when adopted by the Board on December 13, 1993, and was approved by the Company's stockholders on May 25, 1994. On March 20, 1996 the Board adopted and approved an amendment and restatement of the Plan that was approved by the Company's stockholders on May 22, 1996. On March 12, 1997, the Board again adopted and approved an amendment and restatement of the Plan to reflect the amendments promulgated by the Securities and Exchange Commission to Rule 16b-3 applicable to the Plan, to address the rules or laws of foreign jurisdictions applicable to Awards granted to residents therein, to permit Awards to include an early exercise provision, to increase the maximum number of Shares with respect to which Options may be granted to any Employee in any calendar year (such increase to be effective as of December 11, 1996), to provide for accelerated vesting and release of any restrictions on transfer and repurchase or forfeiture rights with respect to Awards held by Grantees who are Employees or Consultants of a subsidiary corporation of the Company that is the subject of a Subsidiary Disposition, and to authorize the establishment under the Plan of separate programs for the grant of particular forms of Awards to one or more classes of Grantees, and programs to permit selected Grantees to elect to defer the receipt of consideration payable under an Award, (collectively, the "Amendments"), subject to stockholder approval of the Amendments. Awards may be granted in reliance on the per employee maximum share increase, but no Award issued in reliance on such increase shall become exercisable unless and until the Amendments shall have been approved by the Company's stockholders. If such stockholder approval is not obtained, then the Awards previously granted in reliance on the Amendments shall terminate. None of the other Amendments shall be given effect until they shall have been approved by the Company's stockholders.

                            SPIEKER PROPERTIES, INC.
                              2180 SAND HILL ROAD
                              MENLO PARK, CA 94025

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING ON JUNE 10, 1997.

        Warren E. Spieker, Jr., Dennis E. Singleton and Sara H. Reynolds (the "Proxies"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Spieker Properties, Inc., (the "Company"), to be held on Tuesday, June 10, 1997, and at any adjournments or postponements thereof.

        Election of three directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).

        Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, FOR ratification and approval of the amendments to the Company's 1993 Stock Incentive Plan and FOR ratification of the retention of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

BOARD OF DIRECTORS' RECOMMENDATIONS: THE BOARD OF
DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF       SPIEKER PROPERTIES, INC.
ALL DIRECTORS, FOR RATIFICATION AND APPROVAL OF       P.O. BOX 11391
THE AMENDMENTS TO THE COMPANY'S 1993 STOCK            NEW YORK, N.Y. 10203-0391
INCENTIVE PLAN AND FOR RATIFICATION OF THE
RETENTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS YOU NEED NOT MARK ANY BOXES, JUST SIGN AND DATE ON THE REVERSE SIDE.

         (Continued and to be dated and signed on the reverse side.)

1. Election of Directors

FOR all nominees  /  /      WITHHOLD AUTHORITY  /  /      *EXCEPTIONS  /  /
listed below                to vote for all
                            nominees listed
                            below

Nominees: Warren E. Spieker, Jr., Richard J. Bertero and Harold M. Messmer, Jr. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)

*Exceptions--------------------------------------------------------------------


2. To ratify and approve amendments to the Company's 1993 Stock Incentive Plan.

FOR   /  /              AGAINST /  /                    ABSTAIN  /  /


3. To ratify the retention of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

FOR  /  /               AGAINST /  /                    ABSTAIN /  /



CHANGE OF ADDRESS AND
OR COMMENTS MARK HERE  /  /

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please sign the proxy as such.

Dated: __________________________________________________, 1997


_______________________________________________________________
                          Signature

_______________________________________________________________
                          Signature

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.